Exhibit 10.97

Brooge Petroleum and Gas Investment Company FZE (“BPGIC”)
PO Box 50170
Fujairah
United Arab Emirates

4 August 2020

Al Brooge International Advisory LLC (“BIA”)

PO Box 29939

Abu Dhabi

United Arab Emirates

Refinery Agreement

Dear Sirs

We refer to the refinery agreement executed by BIA and BPGIC and dated 23 February 2020 (the “Refinery Agreement”) pursuant to which BIA and BPGIC agreed to finalise the terms of a joint venture with regard to the Project (as defined in the Refinery Agreement) within 30 working days. We also refer to (i) the letter agreement executed by BIA and BPGIC and dated April 2020 pursuant to which the deadline was extended to Thursday 4 June 2020 and (ii) the letter agreement executed by BIA and BPGIC and dated 2 June 2020 pursuant to which the deadline was extended to Tuesday 4 August 2020.

In light of ongoing discussions regarding the Project, BIA and BPGIC have mutually agreed to extend the deadline for the negotiation and execution of the final terms of the sublease and the commercial aspects of the joint venture in respect of the Project through to Friday 4 September 2020.

The provisions of Sections 3 and 4 of the Refinery Agreement shall have effect in relation to this letter agreement as if set out herein in full.

In witness whereof the parties have caused this letter agreement to be executed on the date first above mentioned.

SIGNED:

For and on behalf of Brooge Petroleum and Gas Investment Company FZE

SIGNED:

For and on behalf of AI Brooge International Advisory LLC